UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

On January 23, 2015, World Surveillance Group Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with La Jolla Cove Investors, LLC.  This Agreement fully resolves the pending litigation [World Surveillance Group Inc. V. La Jolla Cove Investors, Inc., U.S. District Court (N.D. Cal. San Francisco Division), Case No. 3:13-cv-03455 JD] (the “Litigation”), which was previously reported in the Company’s Form 8-K filing on July 25, 2013.   In addition to other terms in the Agreement, and without any admission of wrongdoing by either party, the parties agreed:

•
That the Company would pay La Jolla two hundred ninety thousand dollars ($290,000) as follows: one hundred fifty thousand dollars ($150,000) on December 19, 2014, and the remaining balance of one hundred forty thousand dollars ($140,000) to be paid in equal monthly payments of twenty thousand dollars ($20,000) on the 19th of the month, commencing on January 19, 2015 and ending July 19, 2015;

•
That if any payment is not paid within ten (10) days following a notice of default given to the Company’s counsel by La Jolla, La Jolla is entitled to a judgment in the amount of three hundred ninety thousand dollars ($390,000);

•	That La Jolla has not sold or otherwise transferred or liquidated any shares of stock of the Company held by La Jolla since November 18, 2014;
•	That La Jolla would issue irrevocable instructions to the Company’s transfer agent to cancel the 813,422 shares of common stock still held by La Jolla; and
•
To a mutual release for any claim related to the Agreements and the Litigation, such release to include Nuwa Group, LLC and Drone Aviation Holding Corp; provided, however, that on a payment default this release is no longer in effect including as to Nuwa and Drone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: January 26, 2015	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer